UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

PLANAR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-23018

OREGON	93-0835396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1195 NW Compton Drive, Beaverton Oregon	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 748-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On August 6, 2008, Planar Systems, Inc., an Oregon corporation (the “Company”), NDS Surgical Imaging, LLC, a Delaware limited liability company, and NDS Imaging Holdings, LLC., a Delaware limited liability company (the “Purchaser”), entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Purchaser agreed to acquire all of the outstanding shares of capital stock of DOME imaging systems, inc. from the Company (“DOME”). As of the closing, DOME held the Company’s medical business unit. Pursuant to the Purchase Agreement, as consideration for the shares of capital stock of DOME, the Purchaser agreed to pay the Company $34.25 million, subject to a working capital adjustment. The transactions contemplated by the Purchase Agreement closed on August 6, 2008. The Purchaser paid $30 million of the purchase price at closing and agreed to pay the remaining $4.25 million no later than September 25, 2008. The Company made representations and warranties regarding DOME and the medical business unit, and made certain covenants, including agreeing not to compete in certain respects with DOME for three years. The Purchase Agreement provides that the Company will indemnify the Purchaser and related parties for certain losses as described therein. The indemnification provided by the Company for breaches of its representations and warranties is subject to a deductible and a maximum indemnification limit of 15% of the purchase price (other than the indemnification as to organization, qualification and corporate power, enforceability, capitalization, tax matters and brokers’ fees provided by the Company, which is not subject to a dollar limit). The foregoing description of the transaction is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Fifth Amendment to Credit Agreement

On August 6, 2008, the Company and Bank of America, N.A. (the “Bank”) entered into a Fifth Amendment to Credit Agreement (the “Fifth Amendment”). The Fifth Amendment amends the Credit Agreement between the Company and the Bank dated as of December 16, 2003, as amended on December 21, 2004, October 21, 2005, May 23, 2007 and December 11, 2007. The Fifth Amendment reduces the amount of the Bank’s overall commitment from $27.5 million to $20.0 million through though the term of the agreement, with an upsize feature to $30.0 million after April 1, 2009 based on the Company’s EBITDA. The Fifth Amendment also: changes the definition of and resets the fixed charge coverage ratio and collateral coverage ratio; changes the definitions of applicable rate and maturity date; imposes tangible net worth requirements and additional limitations on capital expenditures by the Company; and makes certain other changes. The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Stock Purchase Agreement by and among NDS Surgical Imaging, LLC, NDS Imaging Holdings, LLC and Planar Systems, Inc., dated as of August 6, 2008

10.2	Fifth Amendment to Credit Agreement among Planar Systems, Inc., each lender party thereto and Bank of America, N.A., as agent, entered into as of August 6, 2008

*	Schedules and similar attachments to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2008

PLANAR SYSTEMS, INC.

By:	/s/ Stephen M. Going
Stephen M. Going
Vice President, General Counsel and Secretary

Exhibit	Description

10.1	Stock Purchase Agreement by and among NDS Surgical Imaging, LLC, NDS Imaging Holdings, LLC and Planar Systems, Inc., dated as of August 6, 2008

10.2	Fifth Amendment to Credit Agreement among Planar Systems, Inc., each lender party thereto and Bank of America, N.A., as agent, entered into as of August 6, 2008